Exhibit 99.1

Investor Contact:            Richard E. Koch
(203) 750-3254

Press Contact:         Thomas J. Fitzgerald
(203) 750-3831

News

Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

FOR IMMEDIATE RELEASE

Olin to Present at Morgan Stanley Luncheon

NORWALK, CT, January 6, 2003 – Olin Corporation’s (NYSE: OLN) senior management will make a presentation at a noon luncheon sponsored by Morgan Stanley on Wednesday, January 8 in New York City. Attending the luncheon from Olin will be Joseph D. Rupp, President and Chief Executive Officer; Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer; John L. McIntosh, Chlor Alkali Products Division President; and Richard E. Koch, Vice President Investor Relations and Public Affairs.

Copies of the presentation slides will be available to all investors, news media and the general public on Olin’s web site www.olin.com on January 8.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

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